UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

Slam Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40094	98-1211848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Hudson Yards, 47th Floor, Suite C New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(646) 762-8580

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	SLAMU	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Class A Ordinary Shares included as part of the units	SLAM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SLAMW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2023, Slam Corp. (the “Company”) appointed Julian Nemirovsky as a new director of the Company. Mr. Nemirovsky has been appointed to serve on the audit committee and nominating committee of the Company, with such appointment effective upon his becoming a director of the Company.

The Company believes that Mr. Nemirovsky is well qualified to serve on the Board of Directors of the Company (the “Board”) due to his experience in accounting and finance. Mr. Nemirovsky is the Founder and President of Long Castle Advisors, Corp., offering capital structure and related consulting services to operationally challenged and liquidity constrained businesses. He was formerly Head of Capital Markets at MacAndrews & Forbes, where he was responsible for managing all capital-structure matters relating to the firm’s portfolio companies and new investments. Prior to joining MacAndrews in 2020, he spent 8 years at MidOcean Credit Partners, where he held the title of Principal and Portfolio Manager. Prior to joining MidOcean in 2011, he was an Associate at Union Capital, a lower-middle market private equity firm. He began his career in 2006 as an Analyst in Goldman Sachs’ Leveraged Finance group within the Investment Banking division. Mr. Nemirovsky is currently a director of SIGA Technologies serving on the audit committee and compensation committee. Mr. Nemirovsky holds a BBA from Baruch College and an MBA from the Tuck School of Business (Dartmouth).

The Board has affirmatively determined that Mr. Nemirovsky meets the applicable standards for an independent director under both the rules of the Nasdaq Capital Market and Rule 10A-3 under the Securities Exchange Act of 1934.

Mr. Nemirovsky will not be compensated by the Company for his services as a director and has not entered into an employment agreement with the Company.

In connection with this appointment, Mr. Nemirovsky has entered into an indemnity agreement, registration and shareholder rights agreement and a letter agreement with the Company on the same terms as the indemnity agreements, registration and shareholder rights agreement and letter agreement entered into at the time of the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2023

SLAM CORP.

By:	/s/ Himanshu Gulati

Name:	Himanshu Gulati
Title:	Chairman